Exhibit 99.1

News Release	TRW Automotive 12001 Tech Center Drive Livonia, MI 48150

Investor Relations Contact:
Mark Oswald
(734) 855-3140

Media Contact:
John Wilkerson
(734) 855-3864

TRW Reports First Quarter 2014 Financial Results

LIVONIA, MICHIGAN, April 29, 2014 — TRW Automotive Holdings Corp. (NYSE: TRW), the global leader in active and passive safety systems, today reported first quarter 2014 financial results with sales of $4.4 billion, an increase of 5% compared to the prior year period.  The Company reported GAAP first quarter net earnings of $199 million or $1.68 per diluted share, which compares to net earnings of $162 million or $1.29 per diluted share in the prior year period.

Excluding special items from the Company’s current and prior year quarterly results, the Company reported first quarter 2014 net earnings of $215 million, or $1.81 per diluted share, an increase of 20% compared to last year’s first quarter earnings of $1.51 per diluted share.

“TRW achieved a strong start to 2014 as evidenced by the Company’s first quarter performance,” said John C. Plant, Chairman and Chief Executive Officer.  “Increasing global demand for TRW’s safety technologies, especially in China where sales increased 16% year-on-year, combined with increased vehicle production in each of the Company’s major regions, continued to drive profitable growth, solid results and long-term value to our shareholders.”

First Quarter 2014

The Company reported first quarter 2014 sales of $4.4 billion, an increase of $229 million from the prior year period.  The higher level of sales was driven by increasing demand for TRW’s innovative technologies, higher vehicle production volumes, and the positive impact of currency movements between the two periods, partially offset by the negative impact related to exiting certain businesses within the Company’s North American brake component and assembly operations.

The Company’s first quarter 2014 operating income was $308 million, compared with $253 million in the 2013 period.  Both the 2014 and 2013 periods included restructuring and asset impairment charges totaling $20 million and $37 million, respectively.  Excluding these charges, operating income for the first quarter was $328 million (margin of 7.4%), which compares to $290 million (margin of 6.9%) in the prior year period.

Net interest expense for the first quarter of 2014 totaled $31 million, which compares to $30 million in the 2013 period.

Tax expense for the first quarter of 2014 was $78 million, which compares to a tax expense of $62 million in the prior year period.  Both the 2014 and 2013 periods included tax benefits related to restructuring actions totaling $4 million and $10 million, respectively.

The Company reported 2014 first quarter GAAP net earnings of $199 million, or $1.68 per diluted share, which compares to GAAP net earnings of $162 million, or $1.29 per diluted share in the 2013 period.

Excluding special items, the Company reported first quarter 2014 net earnings of $215 million, or $1.81 per diluted share, an increase of 20% compared to last year’s first quarter earnings of $1.51 per diluted share.

Earnings before interest, taxes, depreciation and amortization and special items (“adjusted EBITDA”) were $437 million in the first quarter of 2014, compared to the prior year level of $396 million.  See page A5 for a description of the special items excluded in calculating adjusted EBITDA.

Cash Flow and Capital Structure

First quarter 2014 net cash flow provided by operating activities was a use of $183 million, which compares to a use of $178 million in the first quarter of 2013.  Capital expenditures were $105 million in the current quarter compared to $104 million last year.  First quarter free cash flow (cash flow from operating activities less capital expenditures) was an outflow of $288 million, compared to an outflow $282 million in the prior year quarter.

During the first quarter of 2014, TRW used $400 million of cash and initially received 3.9 million shares of its common stock through an accelerated share repurchase agreement.  As previously disclosed, the repurchase agreement is expected to be completed by the end of the third quarter 2014.  In addition, $469 million of face value bond debt matured during the quarter and was paid off with a combination of cash on hand and short-term debt facilities.

As of March 28, 2014, the Company had $1,886 million of debt and $811 million of cash and cash equivalents, resulting in net debt (defined as debt less cash and cash equivalents) of $1,075 million.  The $228 million decrease in total gross debt compared to year end 2013 primarily reflects the $469 million of face value bond debt that matured during the quarter, partially offset by an increase in short-term uncommitted lines of credit.

2014 Outlook

TRW expects full year industry production volumes to total 16.8 million units in North America and 19.6 million units in Europe.  In addition, the Company continues to expect expansion in vehicle production volumes in China.  Based on these production levels, the Company’s first quarter performance and expectations for foreign currency exchange rates, full year 2014 sales are now expected to range between $17.4 billion and $17.7 billion, with second quarter sales expected to be approximately $4.5 billion.

First Quarter 2014 Conference Call

The Company will host its first quarter conference call at 8:30 a.m. (Eastern time) today, Tuesday, April 29th, to discuss financial results and other related matters.  To participate in the conference call, please dial (877) 852-7898 for U.S. locations, or (706) 634-1095 for international locations.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call and will be accessible afterward for approximately two weeks. To access the replay, U.S. locations should dial (855) 859-2056, and locations outside the U.S. should dial (404) 537-3406. The replay code is 21549269.  A live audio webcast and replay of the conference call will also be available on the Company’s website at www.trw.com.

Reconciliation to GAAP

In addition to GAAP results included within this press release, the Company has provided certain information which is not calculated according to GAAP (“non-GAAP”), such as net earnings, operating income and margin, and diluted earnings per share each excluding special items; adjusted EBITDA; and free cash flow.  Management uses these non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods.  Management believes that investors will likewise find these non-GAAP measures useful in evaluating such performance.  Such measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry.

Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies.  For a reconciliation of non-GAAP measures to the most comparable GAAP financial measure and for share amounts used to derive earnings per share, please see the financial schedules that accompany this release.

About TRW

With 2013 sales of $17.4 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, operates in 24 countries and employs approximately 65,000 people worldwide.  TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services.  All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated.  TRW Automotive news is available on the internet at www.trw.com.

Forward-Looking Statements

This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  We caution readers not to place undue reliance on these statements, which speak only as of the date hereof.  There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those suggested by our forward-looking statements, including those set forth in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2013 under “Item 1A. Risk Factors,” including: economic conditions adversely affecting our business, results or the viability of our supply base; risks associated with non-U.S. operations, including economic and political uncertainty in some regions, adversely affecting our business, results or financial condition; the unsuccessful implementation of our current expansion efforts adversely impacting our business or results; any developments related to antitrust investigations adversely affecting our financial condition, results, cash flows or reputation; pricing pressures from our customers adversely affecting our profitability; global competition adversely affecting our sales, profitability or financial condition; any disruption in our information technology systems adversely impacting our business and operations; any shortage of supplies causing a production disruption for any customers or us; the loss of any of our largest customers or a significant amount of their business, or a significant decline in their production levels, adversely affecting us; strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results; our contingent liabilities and tax matters causing us to incur losses or costs; any inability to protect our intellectual property rights adversely affecting our business or our competitive position; commodity inflationary pressures adversely affecting our profitability or supply base; costs or adverse effects on our business, reputation or results from governmental regulations; work stoppages or other labor issues at our facilities or those of our customers or others in our supply chain adversely affecting our business, results or financial condition; any increase in the expense of our pension and other postretirement benefits or the funding requirements of our pension plans reducing our profitability; and other risks and uncertainties set forth in our Annual Report on Form 10-K, in “— Executive Overview” and in our other filings with the Securities and Exchange Commission.  We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.

# # #

TRW Automotive Holdings Corp.

Index of Condensed Consolidated Financial Information

Page

Consolidated Statements of Earnings (unaudited) for the three months ended March 28, 2014 and March 29, 2013	A2

Condensed Consolidated Balance Sheets as of March 28, 2014 (unaudited) and December 31, 2013	A3

Condensed Consolidated Statements of Cash Flows (unaudited) for the three months ended March 28, 2014 and March 29, 2013	A4

Reconciliation of Non-GAAP Financial Measures (unaudited) for the three months ended March 28, 2014 and March 29, 2013	A5

Reconciliation of GAAP Net Earnings to Adjusted Earnings (unaudited):

• For the three months ended March 28, 2014	A6

• For the three months ended March 29, 2013	A7

The accompanying unaudited condensed consolidated financial information and reconciliation schedules should be read in conjunction with the TRW Automotive Holdings Corp. Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the United States Securities and Exchange Commission.

A1

TRW Automotive Holdings Corp.

Consolidated Statements of Earnings

(Unaudited)

	Three Months Ended
(In millions, except per share amounts)	March 28, 2014	March 29, 2013

Sales	$4,442	$4,213
Cost of sales	3,942	3,786
Gross profit	500	427
Administrative and selling expenses	166	141
Restructuring charges and asset impairments	20	37
Other expense (income) — net	6	(4)
Operating income	308	253
Interest expense — net	31	30
Equity in earnings of affiliates, net of tax	(10)	(12)
Earnings before income taxes	287	235
Income tax expense	78	62
Net earnings	209	173
Less: Net earnings attributable to noncontrolling interest, net of tax	10	11
Net earnings attributable to TRW	$199	$162

Basic earnings per share:
Earnings per share	$1.76	$1.35
Weighted average shares outstanding	113.3	119.6

Diluted earnings per share:
Earnings per share	$1.68	$1.29
Weighted average shares outstanding	119.8	126.9

A2

TRW Automotive Holdings Corp.

Condensed Consolidated Balance Sheets

	As of
	March 28,	December 31,
(Dollars in millions)	2014	2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$811	$1,729
Accounts receivable — net	2,934	2,478
Inventories	1,066	1,019
Prepaid expenses and other current assets	435	402
Total current assets	5,246	5,628

Property, plant and equipment — net	2,697	2,718
Goodwill	1,759	1,760
Intangible assets — net	290	292
Pension assets	1,115	1,059
Other assets	829	795
Total assets	$11,936	$12,252

Liabilities and Equity
Current liabilities:

Short-term debt	$397	$159
Current portion of long-term debt	21	482
Trade accounts payable	2,638	2,597
Accrued compensation	273	285
Other current liabilities	1,287	1,232
Total current liabilities	4,616	4,755

Long-term debt	1,468	1,473
Postretirement benefits other than pensions	369	375
Pension benefits	676	676
Other long-term liabilities	609	577
Total liabilities	7,738	7,856

Commitments and contingencies

Stockholders’ equity:
Capital stock	1	1
Paid-in-capital	1,628	1,715
Retained earnings	2,737	2,858
Accumulated other comprehensive earnings (losses)	(375)	(380)
Total TRW stockholders’ equity	3,991	4,194
Noncontrolling interest	207	202
Total equity	4,198	4,396
Total liabilities and equity	$11,936	$12,252

A3

TRW Automotive Holdings Corp.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 28,	March 29,
(Dollars in millions)	2014	2013

Operating Activities
Net earnings	$209	$173
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	109	105
Net pension and other postretirement benefits income and contributions	(58)	(62)
Asset impairments	12	—
Deferred income taxes	30	23
Other — net	(5)	3
Changes in assets and liabilities:
Accounts receivable — net	(473)	(506)
Inventories	(50)	(63)
Trade accounts payable	57	119
Prepaid expenses and other assets	(57)	(31)
Other liabilities	43	61
Net cash used in operating activities	(183)	(178)

Investing Activities
Capital expenditures, including other intangible assets	(105)	(104)
Net cash used in investing activities	(105)	(104)

Financing Activities
Change in short-term debt	242	36
Proceeds from issuance of long-term debt, net of fees	—	394
Redemption of long-term debt	(471)	(12)
Proceeds from exercise of stock options	1	16
Repurchase of capital stock	(400)	(10)
Dividends paid to noncontrolling interest	(3)	(2)
Net cash (provided by) used in financing activities	(631)	422
Effect of exchange rate changes on cash	1	(17)
(Decrease) increase in cash and cash equivalents	(918)	123
Cash and cash equivalents at beginning of period	1,729	1,223
Cash and cash equivalents at end of period	$811	$1,346

A4

TRW Automotive Holdings Corp.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

EBITDA, Adjusted EBITDA and free cash flow are not recognized terms under GAAP and do not purport to be alternatives to the most comparable GAAP amounts.  Further, since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies.

EBITDA and Adjusted EBITDA

EBITDA as calculated below is a measure used by management to evaluate the operating performance of the Company and its business segments and to forecast future periods.  Adjusted EBITDA is defined as EBITDA excluding restructuring charges, asset impairments and other significant special items.  Management uses Adjusted EBITDA to evaluate the performance of ongoing operations separate from items that may have a disproportionate impact in any particular period.  EBITDA and Adjusted EBITDA are frequently used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry.

EBITDA and Adjusted EBITDA do not purport to be alternatives to net earnings as an indicator of operating performance, nor to cash flows from operating activities as a measure of liquidity. Additionally, neither is intended to be a measure of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

	Three Months Ended
	March 28,	March 29,
(Dollars in millions)	2014	2013

GAAP net earnings attributable to TRW	$199	$162
Income tax expense	78	62
Interest expense - net	31	30
Depreciation and amortization	109	105
EBITDA	417	359

Restructuring charges and asset impairments	20	37
Adjusted EBITDA	$437	$396

Free Cash Flow

Free cash flow represents net cash used in operating activities less capital expenditures, and is used by management in analyzing the Company’s ability to service and repay its debt and to forecast future periods.  However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures.

	Three Months Ended
	March 28,	March 29,
(Dollars in millions)	2014	2013

Cash flow used in operating activities	$(183)	$(178)
Capital expenditures	(105)	(104)
Free cash flow	$(288)	$(282)

A5

TRW Automotive Holdings Corp.

Reconciliation of GAAP Net Earnings to Adjusted Earnings

(Unaudited)

	Three Months			Three Months
	Ended			Ended
	March 28, 2014			March 28, 2014
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Operating income	308	20	(a)	328
Interest expense — net	31	—		31
Equity in earnings of affiliates, net of tax	(10)	—		(10)
Earnings before income taxes	287	20		307
Income tax expense	78	4	(b)	82
Net earnings	209	16		225
Less: Net earnings attributable to noncontrolling interest, net of tax	10	—		10
Net earnings attributable to TRW	$199	$16		$215

Basic earnings per share:
Earnings per share	$1.76			$1.90
Weighted average shares outstanding	113.3			113.3

Diluted earnings per share:
Earnings per share	$1.68			$1.81
Weighted average shares outstanding	119.8			119.8

(a)         Represents the elimination of:

(i)             Restructuring charges of $8 million related to severance and other charges, and

(ii)          Asset impairment charges of $12 million.

(b)         Represents the elimination of the income tax impact of the above adjustments, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

A6

TRW Automotive Holdings Corp.

Reconciliation of GAAP Net Earnings to Adjusted Earnings

(Unaudited)

	Three Months			Three Months
	Ended			Ended
	March 29, 2013			March 29, 2013
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Operating income	253	37	(a)	290
Interest expense — net	30	—		30
Equity in earnings of affiliates, net of tax	(12)	—		(12)
Earnings before income taxes	235	37		272
Income tax expense	62	10	(b)	72
Net earnings	173	27		200
Less: Net earnings attributable to noncontrolling interest, net of tax	11	—		11
Net earnings attributable to TRW	$162	$27		$189

Basic earnings per share:
Earnings per share	$1.35			$1.58
Weighted average shares outstanding	119.6			119.6

Diluted earnings per share:
Earnings per share	$1.29			$1.51
Weighted average shares outstanding	126.9			126.9

(a)         Represents the elimination of restructuring charges of $37 million primarily related to severance and other charges.

(b)         Represents the elimination of the income tax impact of the above adjustment, by calculating the income tax impact of the item using the appropriate tax rate for the jurisdiction where the charges were incurred.

A7